EXHIBIT 5



                                 SIDLEY & AUSTIN
                            ONE FIRST NATIONAL PLAZA
                             CHICAGO, ILLINOIS 60603
                                 (312) 853-7000



                                  June 17, 1998



United States Cellular Corporation
Suite 700
8410 West Bryn Mawr Avenue
Chicago, Illinois  60631

                  Re:      United States Cellular Corporation
                           Registration Statement on Form S-8
                           ----------------------------------
Gentlemen:

                  We are counsel to United States Cellular Corporation, a Delaware corporation (the "Company"), and have represented the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of 1,079,000 Common Shares, par value $1.00 per share ("Common Shares"), of the Company pursuant to the (a) Key Management Restricted Stock Plan, (b) 1997 Special Retention Restricted Stock Awards, (c) 1998 Technical Associate Retention Program, and (d) 1998 Long-Term Incentive Program of the Company (collectively, the "Plans").

                  In rendering this opinion, we have examined and relied upon a copy of the Plans and the Registration Statement, including the Prospectus related to each Plan. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company is duly incorporated, validly existing and in good standing under the General Corporation Law of the State of Delaware; and

                  2. Each Common Share will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Common Share shall have been duly issued in the manner contemplated by the applicable Plan; and (iii) a certificate representing such Common Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (but not less than the par value thereof) in accordance with the terms of the applicable Plan.



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United States Cellular Corporation
June 17, 1998
Page 2


                  We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Common Shares.

                  This opinion is limited to the Delaware General Corporation Law and the Securities Act to the extent applicable.

                  The Company is controlled by Telephone and Data Systems, Inc. ("TDS") and TDS is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of TDS, the Company and certain other subsidiaries of TDS, Michael G. Hron, the Secretary of TDS and certain other subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS and certain subsidiaries of TDS, Stephen P. Fitzell, the Secretary of the Company and certain other subsidiaries of TDS, and Sherry S. Treston, the Assistant Secretary of the Company and certain other subsidiaries of TDS, are partners of this Firm.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in or made a part of the Registration Statement.

                                Very truly yours,


                                 SIDLEY & AUSTIN


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